EXHIBIT 23(p)(7)

                           ENGEMANN ASSET MANAGEMENT
                                 CODE OF ETHICS



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                            ENGEMANN ASSET MANAGEMENT

                                 CODE OF ETHICS

         This Code of Ethics (the "Code") applies to all Access Persons, as defined in Section 1(a) below, of Engemann Asset Management ("Engemann" or "the Company").

1.       DEFINITIONS
         -----------

         (a) "Access Person" means, for the purposes of the Code, all employees of Engemann.

         (b)      "Affiliated Mutual Funds" means any Phoenix Funds.

         (c) "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to fund and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

         (d) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         (e) "Personal Account" means every account for which an Access Person, directly or indirectly, influences or controls the investment decisions of such account. This would include any account of (a) any Access Person, (b) the spouse of such Access Person, (c) any children living in the same household of such Access Person, and/or (d) any other person residing in the same household of such Access Person. Each account shall be deemed a personal account of the Access Person UNLESS such Access Person certifies in writing to the Company's Compliance Department for each applicable personal account that: (i) the certifying Access Person does not influence the investment decisions for such account, (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, based upon any information provided by the certifying Access Person. (For example, if an Access Person has established a personal account with an investment adviser or broker/dealer and has signed a written contract giving the investment adviser or broker/dealer full discretion over the personal account).

         (f) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

         (g) "Secondary Offering" means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

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         (h)      "Security" shall have the meaning set forth in Section
                  2(a)(36) of the Investment Company Act of 1940, as amended, except that is shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercials paper, shares purchased in an automatic dividend reinvestment plan, shares of non-affiliated registered open-end investment companies (" non-affiliated mutual funds") and shares of money-market mutual funds.

2.       FIDUCIARY OBLIGATIONS AND ETHICAL PRINCIPLES
         --------------------------------------------

         Engemann, and all its Access Persons have an ongoing fiduciary responsibility to the Company's clients and must ensure that the needs of the clients always come first. Engemann holds its Access Persons to a very high standard of integrity and business practices. In serving its clients, the Company and its Access Persons must at all times deal with clients in an honest and ethical manner and comply with all the Federal Securities Laws.

         While affirming its confidence in the integrity and good faith of all of its Access Persons, Engemann recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, places them in a position where their personal interests might conflict with the interests of the Company's clients. Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for clients or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts.

         Because the Company is a fiduciary to its clients, each Access Person must avoid actual and apparent conflicts of interest with the Company's clients. Therefore, in view of the foregoing and in accordance with the provisions of Rule 204A-1 under the Advisers Act, Engemann has adopted the Code to specify and prohibit certain types of activity deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to outline reporting requirements and enforcement procedures.

         In addition, when Access Persons covered by the terms of the Code engage in the types of activity described in Section 4 below, they must adhere to the following general principles as well as to the Code's specific provisions:

         (a) At all times, the interests of the Company's clients must come first;

         (b) Personal security transactions must be conducted consistent with the Code in a manner that avoids any actual or potential conflict of interest; and

         (c) No inappropriate advantage should be taken of any position of trust and responsibility.

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3.       UNLAWFUL ACTIONS
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         It is unlawful for any Access Person:

         (a)      To employ any device, scheme or artifice to defraud a client;

         (b) To make any untrue statement of a material fact to any of the Company's clients or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;

         (c) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or

         (d) To engage in any manipulative practice with respect to a client.

4.       PROCEDURES REGARDING TRADING BY ACCESS PERSONS IN PERSONAL ACCOUNTS
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         (a)      IPO Rule: No Access Person may purchase or sell shares of any
                  Security in an Initial Public Offering or Secondary Offering (including offers through the Internet).

         (b) Limited Offering Rule: No Access Person may purchase or sell shares of any Security in a limited offering without prior written approval from the Company's Compliance Department.

         (c) Private Placement Rule: No Access Person may purchase or sell shares of a Security in a private placement without prior written approval from the Company's Compliance Department.

         (d) Pre-clearance Rule: No Access Person may purchase or sell a Security without prior written approval from the Company's Compliance Department. Pre-clearance is valid through the next business day following the day pre-clearance is given, unless an extension is granted in writing by the Company's Compliance Department. In addition, the Company's Compliance Department may deny approval of any transaction requiring pre-clearance, even if the transaction is normally permitted under the Code, if there is a reasonable belief that denying pre-clearance is necessary for the protection of a client. Any such denial may be appealed to the Company's Chief Executive Officer whose decision shall be final.

                           EXCEPTION: A purchase or sell of shares of any Affiliated Mutual Fund does not require pre-clearance.

         (e) Blackout Rule: No Access Person may purchase or sell shares of a Security within seven calendar days before and after a client, except for:

                           1. A purchase or sell of up to 500 shares of common stock per day of any security listed on the Standard & Poor's 500 Composite Stock Index list (the "S&P 500 List"). The Company's Compliance Department will maintain, update and distribute, at the beginning of each quarter, a list of securities that are currently ranked within the S&P 500 Index as of the beginning of each calendar quarter.

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         (f)      Ban on Short-term Trading Profits. Access Persons must hold each Security for a period of not less than sixty (60) days from date of acquisition.

         (j) Gifts. No Access Person shall accept any gift or other item (for the purpose of this Code "gifts" include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value from any person or entity that does business with or on behalf of the Company. All gifts received must be reported to the Company's Compliance Department.

         (k) Service as Director. No Access Person shall serve on the board of directors of a publicly traded company without prior written authorization by the CEO or the Chief Compliance Officer. If board service is authorized, such Access Person shall have no role in making investment decisions with respect to the publicly traded company.

         (l) Market Timing Prohibited. No Access Person shall engage in excessive trading or market timing activities with respect to any Affiliated Mutual Fund. For the purposes of the Code, "market timing" shall be defined as a purchase and redemption, regardless of size, of the same mutual fund within a sixty-
                  (60) day period.

         (m) Misuse of Non-Public Information. No Access Person shall divulge or act upon any material, non-public information, as such activity is defined under relevant securities laws and in the Company's Insider Trading Policy.

5.       REPORTING AND COMPLIANCE PROCEDURES
         -----------------------------------

         (a) Brokerage Statements: All Access Persons shall direct their broker/s to supply to the Company's Compliance Department, at the same time that they are sent to the Access Person, a copy of each periodic account statement for each of the Access Person's Personal Account.

         (b) Submission of Quarterly Reports: In order for the Company to monitor compliance with the Code and to comply with Rule 204A-1 under the Advisers Act, every Access Person shall be required to report to the Company's Compliance Department the information described in Section 5(c) below.

         (c) Every report required pursuant to Section 5(b) above shall be made no later than 15 days after the end of each calendar quarter and shall contain the following information:

                  (i) For each Security transaction, if any, executed during the quarter by an Access Person in the Access Person's Personal Account/s:

                           (A) The date of the transaction (either trade date or settlement date), the name of the Security, the symbol, the number of shares, the maturity date and/or the interest rate, if applicable, and the principal amount of each Security involved;

                           (B) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                           (C) The price of the Security at which the transaction was effected;

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                           (D)      The name of the broker, dealer or bank with
                                    or through whom the transaction was
                                    effected; and

                           (E) The name and account number of the Personal Account.

                  (ii) If the Access Person established a Personal Account during the quarter:

                           (A) The name of the broker, dealer, or bank with whom the Access Person established the account;

                           (B)      The date the account was established; and

                           (C) The name and the account number of the Personal Account.

                  (iii)    The date the report is submitted by the Access
                           Person.

         (d) No later than 10 days after becoming an Access Person, and annually thereafter on or before January 30 of each year, each Access Person must submit to the Company's Compliance Department a report of his or her personal securities holdings (the "Initial Holdings Report" and the "Annual Holdings Report", respectively), which must include the following information (Please note: the "Applicable Date" for the Initial Holdings Report is within 30 days from the date the person became an Access Person; the "Applicable Date" for the Annual Holdings Report must be a date no earlier than December 31 of the prior year):

                  (i) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date;

                  (ii) The name of each broker, dealer or bank with whom the Access Person maintains a Personal Account in which each Security is held for the direct or indirect benefit of the Access Person as of the Applicable Date;

                  (iii)    The name and account number of the Personal Account;

                  (iv) The location of the Security if not held with a broker, dealer or bank; and

                  (v) The date the report is submitted by the Access Person.

         (e) Each Access Person shall receive a copy of the Code annually and anytime an amendment has taken place. Upon receipt, each Access Person is required to read and understand the requirements of the Code and then submit to the Company's Compliance Department, a certification stating that they have read and understand the Code. The certification must be submitted no later than 30 days from the date of receipt of the Code and any amendments thereto.

         (h) Access Persons are required to immediately report any potential violation or violation of this Code of which he or she becomes aware, to the Chief Compliance Officer.

         (i) The Company's Compliance Department will review all reports and other information submitted under this Section 5. This review will include: 1) an assessment of whether the Access Person followed the required procedures, 2) an assessment of whether

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                  the Access Person has traded in the same securities as the
                  Company's clients and if so, determining whether the client terms for the transactions were more favorable, (3 an assessment of any trading patterns that may indicate abuse, including market timing, and 4) performing any other assessment that may be necessary to determine whether there have been any violations of the Code.

6.       SANCTIONS
         ---------

         If the Company's Compliance Department determines that a violation of the Code has or may have occurred, it shall submit a written determination and any additional explanatory material provided by the Access Person, to the Company's Chief Executive Officer, who shall make an independent determination of whether any violation has occurred. If it is determined by the Chief Executive Officer that a violation has occurred, the Chief Executive Officer may impose such sanctions as she deems appropriate, including, but not limited to dismissal from the Company, suspension of personal trading privileges for such period as may be deemed appropriate, and/or disgorging profits made by the violator.

7.       EXCEPTIONS
         ----------

         The Chief Compliance Officer, in consultation with the Chief Executive Officer, may grant written exceptions to the provisions of the Code based on equitable considerations. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided, however, that no exception will be granted where the exceptions would result in a violation of Rule 204A-1 of the Advisers Act or any other Federal Securities Law. To the extent any such exception relates to an Access Person that is also deemed an Access Person of any mutual fund managed by Engemann, the exception will be reported to such mutual fund's Chief Compliance Officer.

8.       OTHER CODES OF ETHICS
         ---------------------

         The Code does not amend or supercede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

9.       RECORD-KEEPING REQUIREMENTS
         ---------------------------

         The Company's Compliance Department will be responsible for maintaining the following records pertaining to the Code for a minimum of five years from the end of the fiscal year in which the report was obtained and/or in effect, the first two years in an appropriate office of the Company, with the exception of #3, which will be kept for five years after the individual ceases to be deemed an Access Person.

                  (1) A list of all of the Company's Access Persons, which will include every person who was deemed an Access Person at anytime within the past five years, even if they are no longer deemed as such.

                  (2)      Copies of the Code and all amendments thereto.

                  (3) Copies of all the written acknowledgments required in 5(e) above submitted by each Access Person.

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                  (4)      A record of any violation of the Code and any action
                           taken as a result of the violation.

                  (5) Copies of each report submitted by an Access Person required in 5(b) and (d) above.

                  (6) Copies of all brokerage statements submitted in accordance with 5(a) above.

                  (7) All Pre-Clearance decisions, and the reasons supporting the decision.



Dated:  January 31, 2005

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                          CODE OF ETHICS ACKNOWLEDGMENT



Name of Access Person:_________________________________________________
                         (Please print name)



I fully understand and hereby subscribe to, and acknowledge receipt of, this Code of Ethics dated January 31, 2005.

_______________________________________
Date

_______________________________________
Signature of Access Person




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